UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

September 15, 2010
(Date of earliest event reported)

GRIFFIN LAND & NURSERIES, INC.
(Exact name of registrant as specified in charter)

Delaware	06-0868496
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Commission File Number	1-12879

One Rockefeller Plaza, New York, New York	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number including Area Code	(212) 218-7910

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 15, 2010, the Board of Directors of Griffin Land & Nurseries, Inc. (“Griffin” or the “Registrant”) appointed Michael S. Gamzon to the position of Executive Vice President and Chief Operating Officer.  Mr. Gamzon, 41 years of age, has been a Vice President of Griffin since January 2008.  Prior to joining Griffin, Mr. Gamzon was an Investment Analyst with Alvin Capital Partners, LLC from April 2005 through January 2008 and with Cobalt Capital Management, LLC from March 2002 through March 2005.  Mr. Gamzon is the son-in-law of Frederick M. Danziger, Griffin’s President and Chief Executive Officer, and the brother-in-law of David M. Danziger, a Director of Griffin.  Upon appointment to his new position, Mr. Gamzon’s annual base salary was increased by $37,500 to $300,000.

Attached as Exhibit 99.1 to this Report is the Registrant’s September 16, 2010 press release.

Item 9.01.	Financial Statements and Exhibits

Exhibit 99.1:  Registrant's September 16, 2010 Press Release (attached hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFIN LAND & NURSERIES, INC.

	By:	/s/ Anthony J. Galici
Anthony J. Galici
Vice President, Chief Financial Officer
and Secretary
Dated: September 16, 2010